Exhibit 10.16

EXECUTION VERSION

AMENDMENT NO. 1 TO ORDINARY SHARE PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Ordinary Share Purchase Agreement, dated March 11, 2022, by and between TH International Limited (the “Company”) and CF Principal Investments LLC (the “Investor”) (the “Original Agreement”) is entered into as of November 9, 2022, by and between the Company and the Investor. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.	Section 6.15 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Delivery of Bring-Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following each time the Company files or furnishes, as applicable (i) an Annual Report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); (ii) interim financial information on Form 6-K under the Exchange Act; (iii) a report on Form 6-K containing amended financial information under the Exchange Act; or (iv) any New Registration Statement, or any supplement or post-effective amendment to the Initial Registration Statement or any New Registration Statement, and in any case, not more than once per calendar quarter, the Company shall (a) deliver to the Investor a compliance certificate substantially in the form attached hereto as Exhibit C (a “Compliance Certificate”), dated as of such date, (b) cause to be furnished to the Investor (1) opinions from U.S., Cayman Islands and Chinese outside counsel to the Company and (2) a negative assurance letter from U.S. outside counsel to the Company, in each case in form and substance reasonably satisfactory to the Investor (each such document, a “Bring-Down Opinion”) and (c) cause to be furnished to the Investor a comfort letter or letters from the independent registered public accounting firm or firms (in the case of a post-effective amendment, only if such amendment contains amended or new financial information) whose reports are included or incorporated by reference therein, modified, as necessary, to address such new financial information or relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable, and in form and substance satisfactory to the Investor in its good faith judgment (each, a “Bring-Down Comfort Letter”).”

2.	A new Section 7.2(xx) to the Original Agreement is hereby added as follows:

“Completion of Due Diligence. The Investor shall have completed a due diligence review of the Company satisfactory to the Investor.”

3.	Section 7.3(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

“Each of the conditions set forth in subsections (i), (ii), (iii), (viii) through (xv), (xviii), (xix) and (xx) set forth in Section 7.2 shall be satisfied at the applicable VWAP Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) through (iii) of Section 7.2 replaced with “applicable VWAP Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(x).”

4.	Section 10.4 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

TH International Limited

c/o Cartesian Capital Group LLC

505 5th Avenue, 15th Floor

Attention: Peter Yu; Gregory Armstrong

Email: peter.yu@cartesiangroup.com; gregory.armstrong@cartesiangroup.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis

29th Floor, China World Office 2, No. 1 Jian Guo Men Wai Avenue

Beijing 100004, P.R. China

Attention: Steve Lin

Email: steve.lin@kirkland.com

If to the Investor:

CF Principal Investments LLC

499 Park Avenue

New York, NY 10022

Attention: COO

Email: CFPINotices@cantor.com

and:

CF Principal Investments LLC

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Facsimile: (212) 829-4708

Email: #legal-IBD@cantor.com

With a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Email: mgehl@cov.com

Attention: Matthew T. Gehl

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.”

5.	Section 10.10 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Third Party Beneficiaries. Except (i) for CF&CO and any Qualified Independent Underwriter as beneficiary to Sections 6.15 and 7.2(iii), (xvi) and (xvii) and (ii) as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.”

6.	The defined term “Commitment Shares” in Annex I to the Original Agreement is hereby amended and restated in its entirety as follows:

““Commitment Shares” means a number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares equal to the quotient obtained by dividing (i) $3,000,000 and (ii) the Closing Sale Price of the Ordinary Shares on the Commitment Shares Determination Date.

7.	The defined term “Threshold Price” in Annex I to the Original Agreement is hereby amended and restated in its entirety as follows:

““Threshold Price” means with respect to any particular VWAP Purchase Notice, the Sale Price on the VWAP Purchase Date equal to the greater of (i) $1.00; (ii) 90% of the Closing Sale Price on the Trading Day immediately preceding the VWAP Purchase Date or (iii) such higher price as set forth by the Company in the VWAP Purchase Notice.”

8.	The defined term “VWAP” in Annex I to the Original Agreement is hereby amended and restated in its entirety as follows:

““VWAP” means, for the Ordinary Shares for a specified period, the dollar volume-weighted average price for the Ordinary Shares on the Principal Market, for such period, as reported by Bloomberg through its “AQR” function (excluding, for the avoidance of doubt, the opening and closing print of each VWAP Purchase Date). All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.”

9.	The defined term “VWAP Purchase Commencement Time” in Annex I to the Original Agreement is hereby amended and restated in its entirety as follows:

““VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the applicable VWAP Purchase Date, or one (1) second after such later time on such VWAP Purchase Date publicly announced by the Principal Market as the official open (or commencement) of trading (regular way) on the Principal Market on such VWAP Purchase Date; provided, however, that if a VWAP Purchase Notice is delivered after 9:00 a.m., New York City time, on a VWAP Purchase Date, then the VWAP Purchase Commencement Time shall start only upon receipt by the Company of written confirmation (which may be by email) of acceptance by the Investor, and which confirmation shall specify the VWAP Purchase Commencement Time.”

10.	The defined term “VWAP Purchase Termination Time” in Annex I to the Original Agreement is hereby amended and restated in its entirety as follows:

““VWAP Purchase Termination Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 3:59:58 p.m., New York City time, on the applicable VWAP Purchase Date, or two seconds prior to such earlier time publicly announced by the Principal Market as the official close of trading (regular way) on the Principal Market on such applicable VWAP Purchase Date.

11.	All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment and the Amendment shall constitute a Transaction Document;

provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

12.	Except as amended hereby, the Original Agreement as now in effect is ratified and confirmed hereby in all respects, and this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the Original Agreement.

13.	This Amendment shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

14.	Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Amendment, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Original Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 14 shall affect or limit any right to serve process in any other manner permitted by law.

15.	This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

16.	In any publication of the Original Agreement, the text of any provision that has been added to the Original Agreement by this Amendment or amended and restated in this Amendment may supplement, or be substituted for, as applicable, the original text of the corresponding provision in the Original Agreement and incorporated in the Original Agreement as though it was originally set forth therein without publishing or reproducing the entirety of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the date first above written.

CF PRINCIPAL INVESTMENTS LLC

By:	/s/ Mark Kaplan
Name: Mark Kaplan
Title: Chief Operating Officer

[Signature Page to Amendment No. 1 To Ordinary Share Purchase Agreement]

TH INTERNATIONAL LIMITED

By:	/s/ Paul Hong
	Name:	Paul Hong
	Title:	Director

[Signature Page to Amendment No. 1 To Ordinary Share Purchase Agreement]